Exhibit 10.56

AMENDMENT NUMBER 1
TO THE
FOUNDATION COAL SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
THIS AMENDMENT is made this 16th day of March 2007, by the Foundation Coal Benefits Committee (the "Committee") to the Foundation Coal Supplemental Executive Retirement Plan, as initially adopted effective July 30, 2004 (the "Plan").
RECITALS
WHEREAS, Article VIII of the Plan provides that the Plan sponsor, Foundation Coal Corporation (the "Company"), has the authority to amend the Plan; and
WHEREAS, by action dated July 30, 2004, the Board delegated to the Committee and the President certain of the Board’s authority to amend the Plan subject to certain limitations not herein relevant; and
WHEREAS, the Committee has determined that, due to a drafting error, the Plan’s current description of the methodology for computing the supplemental benefit under Article V of the Plan does not comport with the originally intended plan design, as currently reflected in Appendix B to the Plan, and
WHEREAS, the Committee has determined that it is within its authority to amend the Plan to clarify the originally intended methodology for computing the supplemental benefit under Article V of the Plan.
AMENDMENT
NOW, THEREFORE, by unanimous consent of the Committee, the Plan is hereby amended as follows:
1.    Article V of the Plan is hereby amended in its entirety to read as follows:
ARTICLE V

COMPUTATION OF SUPPLEMENTAL BENEFIT
A Participant’s Supplemental Benefit under the Plan shall be equal to:

(a)	the vested Accrued Benefit that would have been payable under the Retirement Plan to the Participant (i) had the limitations of Section 415 and Section 401(a)

(17) of the Code, as applicable, not been applied, and (ii) had any compensation, included in the year of deferral, which is deferred under any deferred compensation plan sponsored by the Company been included in the Participant’s Compensation for purposes of the Retirement Plan, minus

(b)	the Participant’s vested Accrued Benefit payable under the Retirement Plan, minus

(c)	the Participant’s supplemental benefit under the RAG American Coal Supplemental Executive Retirement Plan, as set forth in Appendix A hereto.
Appendix B sets forth an example demonstrating how a Supplemental Benefit shall be calculated.
2.    Any inconsistent provisions of the Plan shall be read consistent with this Amendment.
3.    Except as amended above, each and every other provision of the Plan, as it previously may have been amended, shall remain in full force and effect without change or modification.
4.    The Effective Date of this clarifying Amendment shall be July 30, 2004.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first written above.
FOUNDATION COAL BENEFITS COMMITTEE

By:	/s/ Michael A. Ciuchta
Michael A. Ciuchta, Chairman

By:	/s/ Michael R. Peelish
Michael R. Peelish, Member

By:	/s/ Frank J. Wood
Frank J. Wood, Member

By:	/s/ James F. Roberts
James F. Roberts, President and
Chief Executive Officer